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                                                                      Exhibit 99

                          Cautionary Factors Under the
                Private Securities Litigation Reform Act of 1995

We desire to take advantage of the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995 (the "Act"). This Form 10-Q contains statements which are intended as "forward-looking statements" within the meaning of the Act. The words or phrases "expects", "will continue", "is anticipated", "we believe", "estimate", "projects", "hope" or expressions of a similar nature denote forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or results presently anticipated or projected. Those risks and uncertainties include those discussed in this Exhibit
99. We wish to caution you not to place undue reliance on forward-looking statements. The factors listed in this Exhibit 99 have affected the Company's performance in the past and could affect future performance. Those factors include, but are not limited to, the risk that a product may not ship when expected or may contain technical difficulties; uncertain demand for new or existing products; the impact of competitor's advertising, products or pricing; availability or reliability of component parts, including sole source parts; manufacturing limitations; availability of sources of financing; economic developments, both domestically and internationally; new accounting standards; risks associated with the acquisition and integration of new businesses; risks related to the diversification into new Internet software and information technology business; and, the impact of the initiation, defense and resolution of litigation.

     Risks Related to Sale of DGBU. On October 21, 1999, the Company publicly announced its intention to sell its DGBU and focus on its Internet and e-commerce related businesses. Although the Company is currently negotiating with potential buyers for the DGBU, there can be no assurance that the Company will be able to successfully complete the sale of the DGBU on terms acceptable to the Company, if at all. If the Company is unable to sell the DGBU, it will need to obtain immediate capital from other sources, which may not be available. Failure to sell the DGBU could also likely have an adverse impact on the value and performance of that segment in future periods, due to the effect of the sale announcement on the Company's relationships with customers, vendors and others. Any failure to sell the DGBU on terms acceptable to the Company would have a material adverse effect on the Company's business, financial condition and results of operations.

     Going Concern Opinion. The Company is experiencing difficulty in generating sufficient cash flow to meet its obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. As a result of declining revenues during these periods, management has taken steps to pursue opportunities outside its traditional business. In this regard, the Company is developing a new operating segment in the Business-to-Business electronic commerce market. The development of this market has required substantial cash, which has been financed by the cash flow from the DGBU up to this point. Further development of this market is planned and may result in further significant losses during the start-up period. In addition, CSC's revolving credit facility with its senior lender, General Electric Capital Corporation (GECC), will expire in March 2000. GECC has indicated that it will not renew this agreement as the Company no longer meets the account size objectives of their portfolio. RSPnet.com, Inc.'s revolving credit facility expired on November 22, 1999, and was extended until March 2000. Replacement financing has not yet been secured for either credit facility. As a result, the Company's independent certified public accountants have indicated in their report on the Company's financial statements for the year ended June 30, 1999 their substantial doubt as to the Company's ability to continue as a going concern. Although the Company is in the process of negotiating a sale of the DGBU which could potentially provide the Company with significant working capital, there can be no assurance that the Company will complete the sale of the DGBU and receive this capital or other financing, or that the Company will be able to ever operate profitably in the future. In the event the Company is unable to solve its current financial difficulties, the Company may have to cease operations or otherwise be liquidated.
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     Nasdaq Delisting Proceedings. The Company is subject to a number of requirements in order to continue to list its Common Stock on the Nasdaq National Market. These requirements include timely filing of reports with the SEC and the NASD and maintaining net tangible assets of not less than $4 million.

     On October 15, 1999, the Company received a letter from the NASD, indicating that the Company's Common Stock would be delisted from the Nasdaq National Market effective October 25, 1999 unless this report was filed with the SEC and the NASD by the close of business on October 22, 1999. As allowed by the NASD rules, the Company appealed the delisting and requested continued inclusion of its Common Stock on the Nasdaq National Market.

     On October 22, 1999, the NASD responded to the Company's appeal and scheduled a hearing on the request for November 18, 1999. The NASD also indicated that the hearing will not only consider the Company's failure to timely file this report, but will also require the Company to demonstrate its ability to sustain long-term compliance with all applicable maintenance criteria, including the net tangible asset requirement.

     On January 7, 2000, the Company filed Form 8-K indicating its compliance with Nasdaq listing requirements by revaluing its deferred tax assets and was notified on January 12, 2000 it had complied with the requirements set forth by the Nasdaq Listing Qualifications hearing panel. The Company is subject to filing requirements as set forth by the SEC and would be subject to delisting proceedings if it failed to file its required documents in a timely manner in the future.

     If the Company fails to meet any of Nasdaq National Market listing requirements, the market value of the Common Stock could fall and holders of Common Stock would likely find it more difficult to dispose of shares of Common Stock. In addition, the Company and broker-dealers effecting transactions in the Common Stock may become subject to additional disclosure and reporting requirements applicable to low-priced securities, which may reduce the level of trading activity in the secondary market for the Common Stock and limit or prevent investors from readily selling their shares of Common Stock.

     Credit Availability. ColorSpan's revolving credit facility agreement with General Electric Capital Corporation (GECC) expired January 17, 1999 and was subsequently extended until March 31,2000. However, GECC has notified us of their intent not to renew the credit facility as we do not meet the account size objectives of their portfolio. The balance due GECC under this agreement was $1.7 million as of January 2, 2000. GECC will continue to hold its equity interest in the Company. In addition, the RSPnet.com, Inc. revolving credit facility expired on May 1, 1999 and has been extended to March 2000. The balance due Firstar under this agreement was $256,000 as of January 2, 2000 and has been reduced to below $100,000 currently. We are currently negotiating the terms of alternative financing to replace the financing provided by both lenders. There can be no assurances of this, or that the cash available under any agreement which can be reached will be adequate to meet our needs, or that sources of financing will be available to us on favorable terms.

     Cash Needs. Our credit agreement with a commercial finance company that has financed its cash requirements in the past expired January 17, 1999 but was extended to March 31, 2000. Previously, net operating losses in fiscal 1996 of $10,461,534 and fiscal 1997 of $17,199,688 resulted in a need for additional financing. In September 1996, projected cash requirements in excess of available sources required the issuance of private placements of common stock and warrants to purchase common stock in the Company. We raised $11.8 million in these private placements and have not pursued additional equity-based financing since that time. We expect to finance operations throughout the remainder of fiscal 1999 through cash flow from operating activities and short term borrowings. Longer term financing for the RSPnet.com, Inc. (B2BXchange, Inc.) business will likely require the issuance of additional equity in VirtualFund.com, Inc. or B2BXchange stock. There can be no assurances that cash availability under any credit

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agreement which may be negotiated will be adequate to meet future needs, or that other sources of financing will be available to us on favorable terms, or at all, if our operations are further affected by declining revenue from a lack of sales, significant research and development costs, introduction difficulties with new product lines, competitive product introductions, or by market conditions in general. We are investing heavily in development of ISBU activities which have limited revenues on which to build. Many of our competitors in this market have significantly more available resources with which to attract and service new customers. We expect to generate a significant amount of cash as a result of the sale of the DGBU, however, there can be no assurance of our ability to sell the DGBU operations on terms that meet our short-term cash flow obligations. In addition, there can be no assurance that we will achieve or maintain profitability on a quarterly or annual basis in the future. In addition, we may need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. Our future liquidity and capital requirements will depend upon numerous factors, including the success of our existing and new service offerings and competing technological and market developments.

     We may be required to raise additional funds through public or private financing, strategic relationships or other arrangements, particularly as our acquisition strategy matures. There can be no assurance that such additional funding, if needed, will be available on terms acceptable to us, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to certain business matters. Strategic arrangements, if necessary to raise additional funds, may require us to relinquish our rights to certain of our intellectual property or selected business opportunities. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of our Common Stock or newly issued Preferred Stock. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

     Potential Acceleration of Senior Debt. Our current Senior Debt Agreement includes financial covenants including capital expenditures, additions to capitalized software and intellectual property, minimum debt service coverage ratio and the maintenance of a minimum net worth, which we must meet. Our past financial performance has made it necessary for us to renegotiate the minimum net worth and minimum debt service coverage covenants to avoid being declared in violation of the covenants by GECC. The replacement financing is expected to include certain financial covenants, which we must meet as a condition of the financing. If future financial performance causes covenant violations and we are unable to renegotiate our loan covenants at that time, we could be forced to seek replacement financing at prices which may not be favorable to us. If adequate sources of financing are not available, we may be required to sell certain product lines or technologies on less than favorable terms. As of January 2, 2000, the outstanding balance on our Senior Debt Agreement was $1,700,000.

     Expansion and Diversification to Software and Services Outside of our Core Printer Business. Our continuing efforts to expand sales and increase profits and our desire to reposition ourselves as a diversified technology company are stimulating a series of new product development activities. The current focus of these new business opportunities is primarily Internet-based software and service businesses. In October 1999, we launched our newest Internet software product called B2BXchange(TM). The product is an Internet operating environment which will offer some basic activities and services for free, while attempting to convert those subscribers to paying customers who rent storage space, Internet access and software applications from our offerings associated with B2BXchange.

     Our expansion into technologies outside of the core hard-copy base printer business involves significant risk. Risks include, but are not limited to, the following factors. New products may not meet

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customer needs or may face significant competition from companies with lower overhead and product costs and/or greater marketing and promotional budgets. In addition, we may not be able to attract and retain key personnel and may not be able to develop the products in the time needed to gain market acceptance. In addition, because of early stage development, we may not be able to predict product features needed to gain market acceptance; development may require more time and resources than anticipated for the development; or it may turn out that the product can not be feasibly developed. Our diversification also carries the risk that the new activity will distract management time and resources from focusing on the core hard-copy based printer business. In addition, diversification may involve risks related to the resources required to participate in this new business including, but not limited to, risks related to raising cash or obtaining cash investments, doing business with one or more "partners" as a partnership or joint venture, and risks related to acquisitions or other combinations of businesses.

     The market for Internet professional services, software and e-commerce solutions is characterized by rapid technological change, changes in user and client requirements and preferences, frequent new product and service introductions embodying new processes and technologies and evolving industry standards and practices that could render our existing service practices and methodologies obsolete. Our success will depend, in part, on our ability to improve our existing services and develop new services and solutions that address the increasingly sophisticated and varied needs of our current and prospective clients, and respond to technological advances, emerging industry standards and practices, and competitive service offerings. Failure to do so could result in the loss of existing customers or the inability to attract and retain new customers, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects. There can be no assurance that we will be successful in responding quickly, cost-effectively and sufficiently to these developments. If we are unable, for technical, financial or other reasons, to adapt in a timely manner in response to changing market conditions or client requirements, our business, financial condition, results of operations and prospects would be materially adversely affected.

     The Internet software industry is characterized by rapidly changing technology and product development. There is no assurance that current product development efforts for the Internet Services Business Unit (ISBU) will properly anticipate the market and target customer needs, or will not be displaced by new or other technology, products or services offered by others. Although we do not believe that we have a quality and reliability reputation that may unfavorably affect products at this time, if one or more products experiences product failures, we may develop an unfavorable reputation which could dissuade a purchaser or subscriber from our products. Such a reputation, if it were to develop, may unfavorably affect new products even though they may not suffer from any similar quality or reliability problems.

     Product Acceptance/Market Anticipation. Our products may not achieve market acceptance. In addition, the market anticipation or the announcement of new products and technologies, whether offered by us or our competitors, could cause customers to defer purchases of our existing products, which could have a material adverse effect on our business and financial condition.

     Our Internet Services Business Unit announced, during the second quarter of fiscal 1999, the first outside customer site using E-Com(TM) Tools, our proprietary e-commerce software. Subsequently, this product has been renamed XcomTOOLS(TM) and a basic version is included for no charge when a customer signs up as a B2BXchange customer. We have successfully used a version of the software for our Supplies-By-Air(TM) business. However, there is no assurance that outside customers will accept the software, or that it will be sufficiently flexible to meet the variety of needs that exist in the target marketplace, that the license fees for the software will be competitive, or that future offerings by competitors will not displace current licenses of our software product. Our products may not be accepted by the target market for technological or other reasons. In addition, we have not previously sold Internet commerce software and may lack the sales and marketing expertise to successfully sell the product, or we may not accurately predict the sales cycle or sales volume which could adversely affect the financial results. Our inability to achieve market acceptance of the e-commerce product could have a material adverse effect on our financial condition and

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may affect the ability of the Internet Services Business Unit to effectively market its other services or other outside or proprietary software products.

     Potential Liability to Clients. Many of our ISBU service and consulting engagements involve the development, implementation and maintenance of applications that are critical to the operations of our clients' businesses. Our failure or inability to meet a client's expectations in the performance of our services could injure our business reputation or result in a claim for substantial damages against us, regardless of our responsibility for such failure. In addition, RSPnet.com, Inc. provides data services that may include confidential or proprietary client information. Although we have implemented policies to prevent such client information from being disclosed to unauthorized parties, lost, or used inappropriately, any such unauthorized disclosure, loss or use could result in a claim for substantial damages. We have attempted to limit contractually our damages arising from negligent acts, errors, mistakes or omissions in rendering professional services; however, there can be no assurance that any contractual protections will be enforceable in all instances or would otherwise protect us from liability for damages. Although we maintain general liability insurance coverage, including coverage for errors and omissions, there can be no assurance that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against us that are uninsured, exceed available insurance coverage or result in changes to our insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirements, could adversely affect our business, results of operations and financial condition.

     Competition; Low Barriers to Entry. Many competitors in the Internet software industry are not profitable. The need to be competitive with the prices and services offered by these competitors may impair the ability of the ISBU to operate profitably. The market for Internet software and hosting services is relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Our ISBU competitors can be divided into several groups: computer hardware and service vendors; Internet integrators and Web presence providers; web design media and advertising agencies; large information technology consulting service providers; telecommunications companies; Internet and online service providers; and software vendors. Many of our ISBU current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than us and could decide at any time to increase their resource commitments to our target markets. In addition, the market for Intranet, Extranet and web site development is relatively new and subject to continuing definition, and, as a result, may better position our competitors to compete in this market as it matures. As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, technology or marketing decisions or business or technology acquisitions that could have a material adverse effect on our business, financial condition, results of operations and prospects. Competition of the type described above could materially adversely affect our business, results of operations, financial condition and prospects.

     In addition, our ability to maintain existing client relationships and generate new clients will depend to a significant degree on the quality of our services and our reputation among our clients and potential clients, compared with the quality of services provided by, and the reputations of, our competitors. To the extent we lose clients to our competitors because of dissatisfaction with our services or our reputation is adversely affected for any other reason, our business, financial condition, results of operations and prospects could be materially adversely affected. In order to generate customers, we intend to allow the free use of certain basic packages offered by B2BXchange. Our business plan requires that we are able to convert a percentage of these free users to paying, long term customers. There can be no assurance we will be able to convert enough subscribers from the free offerings to those that are billable in B2BXchange. If we are unable to convert users to paying customers, our business and revenue models will have to be significantly modified.

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     There are relatively low barriers to entry into the ISBU's business.
Because professional services firms rely on the skill of their personnel and the quality of their client service, they have no patented technology that would preclude or inhibit competitors from entering their markets. We are likely to face additional competition from new entrants into the market in the future. There can be no assurance that existing or future competitors will not develop or offer services that provide significant performance, price, creativity or other advantages over those offered by us, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

     Fluctuations in Quarterly Operating Results. Our quarterly results of operations have fluctuated and are expected to continue to fluctuate significantly. These fluctuations have been caused by various factors, including, but not limited to: the timing of new product announcements; product introductions and price reductions by us or our competitors; the availability and cost of key components and materials for our products; fluctuations and availability in customer financing; the relative percentages of sales of consumables and printer architectures; risks related to international sales and trade; and general economic conditions. In addition, our operating results are influenced by the seasonal buying patterns of our customers, which have in the past generally resulted in reduced revenues and earnings during our first fiscal quarter. Further, our customers typically order products on an as-needed basis, and, as a result, virtually all of our sales in any given quarter result from orders received in that quarter. We rarely operate with a backlog of orders from quarter to quarter. Certain products require significant capital expenditures, causing some customers to delay their purchasing decision. Delays in purchases of low-volume, high-cost printers may cause significant fluctuations in the sales volume for a given period. Our manufacturing plans, sales staffing levels and marketing expenditures are primarily based on sales forecasts. Accordingly, deviations from these sales forecasts may cause significant fluctuations in operating results from quarter to quarter and may result in unanticipated quarterly earnings shortfalls or losses. Historically, a large percentage of orders have been received and shipped near the end of each month. If anticipated sales and shipments do not occur, expenditure and inventory levels may be disproportionately high and operating results could be adversely affected.

     Intellectual Property and Proprietary Rights. Our ability to compete effectively will depend, in part, on our ability to maintain the proprietary nature of our technologies through patents, copyrights and trade secrets. Important features of our products are incorporated in proprietary software, some of which is licensed from others and some of which we own. We attempt to protect our proprietary software with a combination of patents, copyrights, trademarks and trade secrets, employee and third-party nondisclosure agreements and other methods of protection. Despite these precautions, unauthorized third parties may be able to copy certain portions of our products or to reverse-engineer or obtain and use information that we regard as proprietary. Further, our intellectual property may not be subject to the same level of protection in all countries where the products are sold. There can be no assurance that the measures we take will be adequate to protect the intellectual property or that others will not independently develop or patent products similar or superior to those we have developed, patented or planned, or that others will not be able to design products which circumvent any patents we rely upon.

     Recently certain companies have sought and received patents for their Internet business model. As additional companies seek protection for business models the Company's ISBU may be foreclosed from business opportunities currently available or under consideration which could have an adverse effect on revenues for the ISBU.

     Although we have not received notices from third parties alleging infringement claims which we believe would have a material adverse effect on our business, there can be no assurance that third parties will not claim that our current or future products infringe on their proprietary rights. Any such claim, with or without merit, could result in costly litigation or might require us to enter into a royalty or licensing agreement. A royalty or licensing agreement, if required, may not be available on terms acceptable to us, or at all, which could have a material adverse effect upon our business, financial condition and results of operations. If we do not obtain such licenses, we could encounter delays in product introductions while we

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attempt to design around such issues, or we could find that the development or sale of products requiring such licenses could be enjoined. In addition, we could incur substantial costs in defending ourselves in suits brought against us on such patents or in bringing suits to protect our patents against infringement, which could adversely affect our financial condition or results. If the outcome of any such litigation is adverse, our business and financial results could be adversely affected.

     Litigation and Litigation Costs. We are engaged in various actions related to transactional matters, employee matters, customers' credit and product quality and/or warranty issues. In an action recently settled, it was alleged that we were liable for copyright misuse and unfair competition. Some of these actions include claims against us for punitive, exemplary or multiple damages. An award of punitive damages may not bear a direct relationship to the actual or compensatory damages claimed from us. Although we do not believe there are any actions pending or threatened against us which would have a material adverse impact on our financial position, there is no assurance that there will not be a similar claim in other actions or an adverse award of multiple punitive or exemplary damages which could adversely affect our cash position.

     Any litigation which we are involved in may have an adverse impact on our operations and may result in a distraction or diversion of management's attention, thereby adversely affecting our operations.

     Risks Related to Future Acquisitions or Partners. A key component of our continued growth strategy is expected to be the acquisition or partnering of professional service firms that meet our goals for strategic growth and expansion. The successful implementation of this acquisition strategy will depend on our ability to identify suitable acquisition candidates, acquire such companies on acceptable terms and integrate their operations successfully with those of ours. There can be no assurance that we will be able to continue to identify additional suitable acquisition candidates or that we will be able to acquire such candidates on acceptable terms. Moreover, in pursuing acquisition opportunities we may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than us. Competition for these acquisition targets may also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions also involve a number of other risks, including adverse effects on our reported operating results from increases in goodwill amortization, acquired in-process technology, stock compensation expense and increased compensation expense resulting from newly hired employees, the diversion of management attention, potential disputes with the sellers of one or more acquired entities and the possible failure to retain key acquired personnel. Lack of client satisfaction or performance problems with an acquired firm could also have a material adverse impact on our reputation as a whole, and any acquired company could significantly underperform relative to our expectations. For all of these reasons, our pursuit of an overall acquisition strategy or any individual pending or future acquisition may have a material adverse effect on our business, financial condition, results of operations and prospects. To the extent we choose to use cash consideration for acquisitions in the future, we may be required to obtain additional financing, and there can be no assurance that such financing will be available on favorable terms, if at all. As we issue stock to complete future acquisitions, existing stockholders will experience further ownership dilution.

     Integration of Acquired Businesses. During December 1998 we completed the acquisition of K & R Technologies, Inc. Our future performance will depend on our ability to integrate this and other acquired businesses, which, even if successful, may take a significant period of time, may place a significant strain on our management and resources, and could subject us to additional expenses during the integration process and to the risks commonly encountered in acquisitions of businesses. Such risks include, among other things, the difficulty of assimilating the operations and personnel of the acquired businesses, the potential disruption of our ongoing business, the inability of management to maximize our financial and strategic position through the successful incorporation of acquired personnel and clients, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and clients as a result of any integration of new management personnel. There can be no assurance that the services, technologies, key personnel and businesses of the acquired business(es) will be effectively integrated into

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our business or service offerings, or that such integration will not adversely affect our business, financial condition, results of operations or prospects. There can also be no assurance that any acquired services, technologies or businesses will contribute at anticipated levels to our sales or earnings, or that the sales and earnings from combined business(es) will not be adversely affected by the integration process. Because the acquisition was completed in December 1998, we are currently facing all of these challenges and our ability to meet them over the long term and in volume has not been established. The failure to integrate such acquisitions successfully could have a material adverse effect on our business, financial condition, results of operations and prospects.

     Recruitment and Retention of Consulting Professionals. Our business of delivering Internet and information technology professional services is labor intensive. Accordingly, our success depends in large part on our ability to identify, hire, train and retain consulting professionals who can provide the Internet strategy, technology, marketing, audience development and creative skills required by clients. There is currently a shortage of such personnel, and this shortage is likely to continue for the foreseeable future. We will encounter intense competition for qualified personnel from other companies, and there can be no assurance that we will be able to identify, hire, train and/or retain other highly qualified technical, marketing and managerial personnel in the future. The inability to attract and retain the necessary technical, marketing and managerial personnel would have a material adverse effect on our business, financial condition, results of operations and prospects.

     Dependence on Key Personnel. Our success depends to a significant extent upon certain key personnel, including Mr. Masters, Chief Executive Officer and President, and key research and development staff. The loss of our key management or technical personnel could adversely affect our business. We maintain key person life insurance in the amount of $2,000,000, payable to the Company, on Mr. Masters. In addition, we have certain non-compete and continuation contracts with key personnel. We also depend on our ability to attract and retain highly skilled personnel. Competition for employees in technology related markets is high and there can be no assurance that we will be able to attract and retain the employees needed. In addition, our past financial performance may limit our ability to hire and retain management professionals.

     Risks Associated with Failure to Manage Growth. The anticipated growth of the ISBU and any future growth by acquisition would place a significant strain on our limited personnel, management and other resources. In the future, we will be required to attract, train, motivate and manage new employees successfully, to effectively integrate new employees into our operations and to continue to improve our operational, financial, management and information systems and controls. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to exploit the market for our business model. The failure to effectively manage any further growth could have a material adverse effect on our business, financial condition, results of operations and prospects.

     Developing Internet Economy, Market for E-Commerce Solutions. A material portion of our revenues is expected to be derived from services that depend upon the adoption of Internet solutions by companies to improve their business positioning and processes, and the continued development of the World Wide Web, the Internet and E-Commerce. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, lack of development of complementary products, implementation of competing technology, delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, governmental regulation, or other reasons. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and volume of traffic. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. Our business model anticipates revenue and growth from Internet hosting services and access. Technological changes in the delivery of Internet service could adversely affect our ability to achieve operational and financial objectives. Moreover, critical issues concerning the use of Internet and E-Commerce solutions (including security, reliability, cost, ease of deployment and administration and quality of service) remain unresolved and may affect the growth of the use of such technologies to maintain, manage and operate a business, expand product marketing, improve corporate communications and increase business efficiencies. The adoption of Internet solutions for these purposes, particularly by those individuals and enterprises that have historically relied on traditional means, can be capital intensive and generally requires the acceptance of a new way of conducting business and exchanging information. If critical issues concerning the ability of Internet solutions to improve business positioning and processes are not resolved or if the necessary infrastructure is not developed, our business, financial condition, results of operations and prospects will be materially adversely affected.

     Even if these issues are resolved, there can be no assurance that businesses will elect to outsource the design, development, hosting and maintenance of their Web sites to Internet professional services firms. Companies may decide to assign the design, development, and implementation of Internet solutions and hosting of the site to their internal information technology divisions, which have ready access to both key client decision makers and the information required to prepare proposals for such solutions. If independent providers of Internet professional services prove to be unreliable, ineffective or too expensive, or if software companies develop tools that are sufficiently user-friendly and cost-effective, enterprises may choose to design, develop or maintain all or part of their Intranets, Extranets or web sites in-house. If the market for such services does not continue to develop or develops more slowly than expected, or if our services do not achieve market acceptance, our business, results of operations, financial condition and prospects will be materially adversely affected.

     Government Regulation and Legal Uncertainties. The Securities and Exchange Commission (SEC), Nasdaq and the Financial Accounting Standards Board (FASB) all have recently issued or are currently considering regulations or requirements that can or will impact our financial results and/or potentially our stock price in the future. Certain accounting treatments commonly used by Technology companies have been limited or changed recently. The use of the Pooling of Interest method of accounting for certain mergers has come under direct scrutiny by the SEC and the related accounting boards. Future use of this treatment will be significantly limited if the proposals under review at this time are adopted.

     With the use of the Pooling treatment significantly limited, most companies will be forced to use the Purchase method of accounting when accounting for future and current acquisitions. One of the accounting principles associated with this area utilized by many technology related acquisitions has been the practice of taking a current charge to operations for certain "In Process Research and Development Expenses" at the time of acquisition. The SEC has been issuing new guidelines and examining many of these charges as a result. Many companies have been required to restate acquisition-related charges as a result of these activities by the SEC. The restatement of acquisition related costs could result in a material change in our previously reported results which could have an adverse impact on our stock price.

     Our ISBU is not currently subject to direct government regulation, other than pursuant to certain franchising regulations, the securities laws and the regulations thereunder applicable to all publicly owned companies, and laws and regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is likely that a number of laws and regulations may be adopted at the local, state, national or international levels with respect to the Internet covering issues such as user privacy, freedom of expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communications services with Internet communications. For example, the Telecommunications Act of 1996 (the "Telecommunications Act") imposes criminal penalties on anyone who distributes obscene or indecent communications over the Internet. Although the anti-indecency provisions of the Telecommunications Act have been declared unconstitutional by the federal courts, the increased attention focused upon these liability issues as a result of the Telecommunications Act could adversely affect the growth of the Internet and therefore demand for our services. In addition, because of the growth in the electronic commerce market, Congress has held hearings on whether to regulate providers of services and transactions in the electronic commerce market, which regulations could negatively affect client demand for Internet solutions that facilitate electronic commerce. Moreover, the adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for our services or increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition, results of operations or prospects. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for our services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on our business, financial condition, results of operations and prospects.

     Dependence on Key Accounts. The ISBU's current revenues are based mainly on staff augmentation and service agreements with customers of the operations acquired in December 1998. A significant portion of the revenue for that operation has historically come from engagements with John Deere operations. To the extent that any or all of the John Deere contracts are terminated there could be a direct and immediate material adverse effect on our business, financial condition, results of operations and prospects. Additionally, once a project is completed there can be no assurance that a client will engage the ISBU for further services. In addition, the ISBU's clients may unilaterally reduce their use of the ISBU's services or terminate existing projects. The termination of the ISBU's business relationship with any of its significant clients or a material reduction in the use of ISBU's services by a significant client may have a material adverse effect on our business, financial condition and operating results.

     Client Uncertainty; Conflicts. Uncertainty regarding the acquisition may affect the ability of the ISBU to maintain existing relationships or attract new clients. In addition, some clients desire that their vendors avoid providing similar services to the competitors of such clients. The ISBU is actively engaging non-exclusive channel partners to facilitate the licensing and service opportunities for the e-commerce software and cross-selling of services. Contracts with channel partners or certain customers may generate client conflicts and potentially cause the loss of current clients or an inability to perform services for certain competing businesses. The loss of significant clients or an inability to provide services to a significant group of potential clients could have a material adverse effect on our business, financial condition, results of operations and prospects.

     Risks of Fixed-Price Engagements. The ISBU generates a portion of its revenues through project fees in a fixed fee for service basis and based on current trends, it may need to increase the percentage of its engagements that are billed on a fixed-price basis to remain competitive, and as a result, increase the percentage of revenues derived from fixed-price engagements. The ISBU will assume greater financial risk from fixed-price type contracts than on either time-and-material or cost-reimbursable contracts. The failure to estimate accurately the resources and time required for an engagement, to manage client expectations effectively regarding the scope of services to be delivered for the estimated fees or to complete fixed-price engagements within budget, on time and to clients' satisfaction would expose us to risks associated with cost overruns and, in certain cases, penalties, any of which could have a material adverse effect on our business, results of operations and financial condition.

Year 2000

     We have not experienced any problems as a result of the Year 2000 on the processing of time-sensitive information by computerized information systems. Year 2000 issues may arise if computer programs have been written using two digits (rather than four) to define the applicable year. In such case, programs that have time-sensitive logic may recognize a date using "00" as the year 1900 rather than the Year 2000, which could result in miscalculations or system failures. We utilize a number of computer programs across our entire operation. Year 2000 issues could impact our information systems as well as computer hardware and equipment that is part of our telephony network such as switches, termination devices and SONET rings that contain embedded software or "firmware."

     Our exposure to potential Year 2000 problems exist in two general areas: technological operations in our sole control, and technological operations dependent in some way on one or more third parties. The majority of our exposure in potential Year 2000 problems is in the latter area where the situation is much less within our ability to predict or control. Our business is heavily dependent on third parties, many of which are themselves heavily dependent on technology. We cannot control the Year 2000 readiness of those parties. In some cases, our third-party dependence is on vendors of technology who are themselves working towards solutions to Year 2000 problems. We have initiated projects to identify and correct the potential problem in all of our enterprise systems. Most of these projects have been completed or are in the final testing stage. The costs incurred to date for projects specifically related to Year 2000 issues total less than $40,000 and have been expensed in the financial statements. In some cases, systems have been upgraded to receive other benefits in which case the Year 2000 issue was addressed at the same time. We are using internal resources to test the software modifications. Funding for this area is expected to, and has come from, cash flow from operations. We expect additional costs for this issue will be less than $20,000.

     Our Products. We design and sell products that are heavily reliant on software. While we have taken appropriate steps to ensure the readiness of this software and believe it to be compliant, we cannot be certain that the software will operate error free, or that we will not be subject to litigation, whether the software operates error free or not. However, we believe that based on our efforts to ensure compliance and the fact that the calculations needed in and by our products are not date dependent, it is not reasonably likely that we will be subject to such litigation.

     Contingency Plans. We have completed a basic contingency plan for the most likely failures and have tested it. We continue to evaluate possible failures and our exposure to those failures. Our largest exposure continues to come from areas beyond our control.

     Environmental. We are subject to local and federal laws and regulations regarding the use, storage and disposition of inks used with our print products. Although we believe we are in compliance with all such laws and regulations, and are not aware of any notice or complaint alleging any violation of such laws or regulations, there can be no assurance that there will not be some accidental contamination, disposal or injury from the use, storage, or disposition of inks or other materials used in our DGBU operations. In the event of such accident, we could be held liable for any damages that result and any such liability could have a material adverse effect on our financial condition. In addition, there can be no assurance that we will not be required to comply with environmental claims, laws, or regulations in the future which could result in significant costs which could materially adversely affect our financial condition.

     Tax Liability. We sell our products from our offices in Eden Prairie, Minnesota and report sales and income tax liability based on sales occurring at that location. It is possible that one or more state or local taxing authorities could determine that there have been taxable transactions occurring within their jurisdiction and seek recovery of taxes for current and/or past periods. In addition, it is possible that local, state or federal taxing authorities will take issue with the reporting or determination of tax liability and seek additional taxes for current and/or past periods. We currently have a net operating loss ("NOL") carryforward that may be used to offset future federal taxable income. However, there is no assurance that the NOL will continue to be available as an offset against future federal taxable income or that there will be sufficient taxable income to fully utilize the NOL. We have been contacted by one state recently regarding possible sales and use tax nexus as a result of the use of third parties to service products sold by us. An audit of our records is underway.

     Deferred Tax Assets. We have recorded deferred tax assets and the related valuation allowances in accordance with the existing accounting standards. The valuation of these assets is dependent on our ability to generate taxable income with which to utilize these assets. There can be no assurance with our operating history that sufficient taxable income can be generated to utilize these assets. If the utilization of these assets comes into question, additional valuation allowances will need to be recorded. The recording of additional valuation allowances could have a material adverse affect on our financial results.

     Volatility of Stock Price. The trading price of our common stock is subject to wide fluctuations in response to variations in operating results, changes in the laws or regulations to which we may be subject, announcements of new products or technological innovations by us or our competitors, overall economic conditions and indicators, market conditions unrelated to our performance, and general conditions in the industry. Factors such as quarterly variation in actual or anticipated operating results, changes in earnings estimates by analysts, and analysts' reactions to our statements and actions also contribute to stock price fluctuations. In addition, the prices of securities of many high technology companies have experienced significant volatility in recent years for reasons frequently unrelated to the operating performance of the specific companies. These fluctuations may materially affect the market price of our common stock.

     One time in the past, following fluctuations in the market price of our stock, a securities action was commenced alleging that the Company and certain insiders had knowledge of certain material, adverse information about us prior to the time that such information allegedly caused a drop in the market price of the stock. Because our stock has historically fluctuated significantly, it is possible that following a significant change in the market price of the stock another securities action could be commenced against us. Such action, whether commenced by one or more individuals or by a class of securities holders, could result in substantial costs and diversion of our management's attention and resources and thereby cause an adverse affect on our business and financial performance.

     Overall Market Fluctuations/Margin Calls. The overall stock market has been relatively volatile recently. The price of small capitalization stocks like VFND may be significantly impacted by overall market declines. The impact on the price of VFND common stock during a market decline may be magnified because of the limited "float" available for an investor or investors who may seek or may be required to sell their shares of VFND common stock to satisfy margin calls from their individual brokers. The impact of market declines may be enhanced if Company "insiders" are required to sell their shares of the Company's common stock in such a situation. Such a sale by an insider under these circumstances could cause adverse market perceptions which could result in a widespread sell off of the stock in the general market and cause the stock price to decrease further. It is likely there will be further fluctuations in the overall stock market due to the complexities of the world wide market that exists today. There can be no assurance future market volatility will not precipitate a significant sell off of VFND common stock.

     Brand Awareness. Our business plan for B2BXchange calls for the development of the B2BXchange brand in the Internet business-to-business e-commerce market. The low barrier to entry in the Internet markets makes this a significant risk area. In other Internet markets like the business-to-consumer market, being the first to market or the most recognizable name has been a major method of differentiation from the competition in these markets. There is no assurance we can generate the brand market awareness for B2BXchange or any other of our products that will be necessary in order for us to compete in this market space. The failure to generate the brand awareness is likely to have a significant impact on our ability to grow revenues in this area in the future. The inability to grow revenue would likely cause a significant change to our business model.

     Control of the Company's Stock. As of September 30, 1999, officers and directors as a group beneficially owned 16.5% of the outstanding shares of our stock. One of our DGBU suppliers owned 13.3% of our outstanding shares. The impact of the holdings of the officers and directors and the supplier is not believed to be material. However, such control may reduce liquidity of the stock, which may affect shareholder value.

     Our Board has adopted a Shareholder Rights Agreement. The Shareholder Rights Agreement was adopted to provide our board of directors an opportunity to assess and evaluate any takeover bid, and in the event a bid is made, to provide the board with an appropriate period of time to explore and develop alternatives which maximize shareholder value. We cannot assure that shareholders or the market may view or react adversely to this Shareholder Rights Agreement adversely affecting shareholder value.

     In addition, Minnesota Statutes govern "control share acquisitions" and require potential acquirers of at least 20% of the Company's stock to provide notice and information to us about the proposed acquisition of stock and limits voting rights in acquired stock unless such voting rights are approved by an affirmative vote of shareholders and the control share acquisition is consummated within 180 days after shareholder approval. The effect of the statute is to limit the opportunity for a hostile takeover of control of the Company unless a majority of shareholders consent. There is no assurance that the control share acquisition statute will not adversely affect shareholder value.

     Dilution. We have outstanding a large number of stock options and warrants to purchase our Common Stock. To the extent such options or warrants are exercised, there will be further dilution. We expect to seek additional acquisitions in pursuing our strategies and intend to grant additional stock options and stock bonuses to the employees of the acquired companies. For these reasons, our acquisition program will result in further substantial ownership dilution to investors.

Risk factors associated with discontinued operations

     Technology and Industry Pressures/Reliance on New Technology. The pre-press and wide-format color printing industries are highly competitive and are characterized by frequent technological advances and new product introductions and enhancements. As product life cycles get shorter, the resulting consumable stream generated by the installed base may be negatively impacted. Accordingly, we believe that our future success for the Digital Graphics Business Unit (DGBU) depends upon our ability to enhance current products, to develop and introduce new and superior products on a timely basis and at acceptable pricing, to respond to evolving customer requirements, and to design and build products which achieve general market acceptance.

     Product Quality/Malfunction Issues. Any quality, durability or reliability problems with existing or new products, regardless of materiality, or any other actual or perceived problems with our products could have a material adverse effect on market acceptance of such new products. Any quality problems with components could result in wide-spread failures of the products in the field causing return and refund requests that would likely have a material effect on our financial results and future sales potential. Such problems or perceived problems could potentially arise with respect to any existing products. The failure to resolve ink functionality issues, or some other failure of the product to perform as expected by the customer may result in customer requests for compensatory supplies or other requests which could have a material adverse effect on our financial performance.

     We are aware of the intermittent presence of contaminants in certain inks that caused perceived flaws in output from some of the Company's printers. We have taken steps with our ink supplier to mitigate such contamination problems and have compensated customers with replacement ink and media. In addition, early versions of our PressMate(R) and DisplayMaker(R) Express products experienced quality, durability and reliability problems associated with the use of new technologies that had not received proper testing. We believe we have addressed the problems associated with PressMate and DisplayMaker Express by replacing certain components found in the original designs. All of these problems contributed to our net losses incurred in fiscal years 1997 and 1996. Two products which we introduced in the past several years experienced what we consider "limited market acceptance." One product allowed the use of a very limited variety of media types (paper, etc.) with the product. Another product offering received limited market acceptance due to the amount of manual intervention needed to produce output from the device. While the device delivered significantly higher quality output than any competitive product available at the time, the manual media handling and required maintenance was seen by some users as a product limitation.

     New Product Design and Development. The process of developing new products involves adopting new and emerging technologies and components which may not have product histories or long term use testing to establish expected life cycles in the field or to assure long term field use. The time and expense required to adopt new and emerging technologies and components, or to develop new technologies cannot always be predicted with accuracy. There is no assurance that new product design and development will occur within anticipated or budgeted time and financial restrictions. New product design and development may also delay product introductions, which could affect marketability of the product, or may be more costly than anticipated.

     Product Acceptance/Market Anticipation. Our products may not achieve market acceptance. In addition, the market anticipation or the announcement of new products and technologies, whether offered by us or our competitors, could cause customers to defer purchases of our existing products, which could have a material adverse effect on our business and financial condition.

     Our Digital Graphics Business Unit introduced a new family of printers, the DisplayMaker Series XII, during March 1999. In February 2000, we will release a modified version of that product called the FabriJet XII. Although we have had successes introducing new products in the past, some earlier products experienced limited market acceptance and the introductions of some products have been delayed. In addition, the quality and reliability reputation of certain existing products may unfavorably affect new products. We may not be successful with current or future product introductions, future market introductions may not be timely and competitive, future products may not be priced appropriately, or future products may not achieve market acceptance. Our inability to achieve market acceptance, for technological or other reasons, could have a material adverse effect on our financial condition.

     Dependence on Suppliers. Our aqueous inkjet printers require use of a sole-sourced printhead supplied pursuant to a written contract with Hewlett-Packard(R) Company (HP). We do not anticipate availability or quality issues that would affect the supply of printheads supplied by HP. Our revenues associated with sales of this product or products including those components represent approximately 70% of our fiscal 1999 revenue. If we were unable to resolve potential future availability or quality issues, our production and support of our installed base will be materially adversely affected. We are also dependent on sole-source suppliers for the heads for PressMate-FS and DisplayMaker Express (DME). Over the time that we have worked with the supplier for the PressMate printheads, there have been quality and consistency issues with the printheads supplied. We do not have a written agreement with this supplier and cannot purchase the supplies from another source. Currently, we do not sell significant numbers of the PressMate-FS printers which utilize the sole-sourced component. However, we have an installed base of PressMate-FS users who purchase consumables from us and could experience head failure or need a replacement. Overall, the percentage of our revenues related to the product utilizing this head was 5% of fiscal 1999 revenue. We are also dependent upon a sole-source supplier for the heads for the DME printer. The quality and consistency of the printheads delivered by this supplier have also been a problem in the past and, in some cases, have caused printer returns from our customers. We believe we have addressed these problems by designing and providing test equipment to enhance the manufacturing repeatability of the critical components of the DME printheads and by having had certain employees spend time at the vendor's facilities to identify and remove the contaminants that were causing problems with the ink. Costs incurred by us to identify and mitigate these problems and to meet our warranty obligations and keep these printers operational contributed to our net losses incurred in fiscal years 1997 and 1996. Although we currently sell very few new DME printers, there is an installed base of DME users who purchase consumables from us and could experience printhead failure or require replacement. We have a written agreement with the sole-source supplier of the DME heads. The written agreement includes the manufacturing specifications and directions which would allow a second supplier to produce the printheads if the current supplier were unable to cure any defaults under the manufacturing and supply agreement. If we were unable to resolve a quality or supply issue with the head supplier, the effect may be material and could result in a significant increase in returns of the DME printer based on the inability to supply replacement printheads. Overall, the percentage of our revenues related to the product utilizing this head was 5% of fiscal 1999 revenue.

     Competitive Pricing/Product Introductions. Various potential actions by any of our competitors, especially those with a substantial market presence, could have a material adverse effect on our business, financial condition and results of operations. Such actions may include price reductions, increased promotion, announcement or accelerated introduction of new or enhanced products, product giveaways, product bundling or other competitive actions. Additionally, a competitor's entry into the wide-format market in such ways to permit it to compete more directly and effectively with our products could adversely affect operational results.

     Recently, HP offered significant rebates to potential customers. The rebates included the trade-in of ColorSpan and other wide-format devices for the reduction of the purchase price of a comparable HP printer. Programs such as this can potentially impact us by reducing the number of printers we sell currently and by reducing the installed base of printers to which we sell consumables.

     Uncertainty Regarding Development of Wide-Format Market; Uncertainty Regarding Market Acceptance of New Products. The Wide-Format market is relatively new and evolving. Our future financial performance of the DGBU will depend in large part on the continued growth of this market and the continuation of present Wide-Format printing trends such as use and customization of large-format advertisements, use of color, transferring of color images onto a variety of substrates, point-of-purchase printing, in-house graphics design and production and the demand for limited printing runs of less than 200 copies. If the Wide-Format market does not achieve anticipated growth levels or there is a substantial change in Wide-Format printing customer preferences, our business, financial condition and results of operations could be adversely affected. Additionally, in a new market, customer preferences can change rapidly and new technology can quickly render existing technology obsolete. Our failure to respond effectively to changes in the Wide-Format market, to develop or acquire new technology or to successfully conform to industry standards could have a material adverse effect on our business and financial condition and results of operations.

     Technological Advancements. The digital color inkjet printing market is rapidly moving to two distinct technologies for the placement of ink on a substrate: thermal inkjet cartridges and piezo-electric ink jet printheads. Without a secure, economical source of one or both of these products we will face serious competitive pricing and margin pressures going forward. We currently have a license to remanufacture specific HP 600 dpi and 300 dpi inkjet cartridges for use in our wide-format, roll-fed color inkjet printers. HP and Encad have also introduced inkjet printers with a capability of producing output resolution of 600 dpi. HP and other inkjet cartridge manufacturers are continuing to develop new cartridges to enhance resolution or performance features. If new cartridge technology developed by HP or other companies provides a competitive advantage, we will need to secure an adequate source at reasonable prices or develop a reasonably priced substitute. If we were unable to secure a reasonable source or develop a substitute, sales of printer engines and the related gross margins could be negatively impacted.

     Our DGBU products target the market for high quality printing output. Hardware and software technological advances have enhanced actual and perceived resolution. Other companies may achieve actual or apparent resolution with less expensive printers and supplies and therefore capture the market held by our higher cost printers.

     Intense Competition. The computer printer industry is intensely competitive and rapidly changing. Some of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater technical resources, more established and larger sales and marketing organizations, greater name recognition, larger customer bases and significantly greater financial resources than we do, which may result in a competitive advantage. Suppliers of Wide-Format print engines and systems compete on the basis of print quality, cost, color, print time, print size, product features, including ease of use, service, and price. Competitive product sales practices such as price reductions, increased promotion, product giveaways and bundling, or announcement or accelerated introduction of new or enhanced products could have a material adverse effect on our sales and financial condition. New product introductions and changes in pricing structure by competitors have had, and can be expected to continue to have, a significant impact on the demand for our products. Our thermal inkjet printers compete with piezo head printers which offer greater media flexibility and increased outdoor durability for unlaminated prints. Currently Encad and Hewlett-Packard are shipping new versions of their printer lines with 600 dpi cartridges. Epson has released a new wide-format printer and expects to ship in volumes in mid-1999. These products compete for market share with our current DisplayMaker Series XII printers and anticipated new product offerings. It is possible that our sales of certain products will compete with, or displace sales of, other products we sell.

     Our DisplayMaker Series XII, DisplayMaker HiRes 8-Color Series and Giclee PrintMakerFA(TM) products are based on relatively new technology, are complex and must be reliable and durable to achieve market acceptance and enhance revenue opportunities. Development and production of new, complex technologies and products often have associated difficulties and delays. Consequently, customers may experience unanticipated reliability and durability problems that arise only as the product is subjected to extended use over a prolonged period of time. We cannot assure that we have completely resolved operational problems that have occurred in the past or that we will successfully resolve any future problems in the manufacture or operation of our existing printers or any new product. Our failure to resolve manufacturing or operational problems with existing printers or any new product in a timely manner could have a material adverse effect on our business, financial condition and results of operations.

     Our DisplayMaker Series XII, DisplayMaker HiRes Series and Giclee PrintMakerFA products utilize HP licensed inkjet technology. We also purchase licensed inkjet cartridges from HP who is a sole-source of the cartridge component for our aqueous ink consumable offerings. We also compete with HP in the wide-format digital color printing market. Currently, we have been granted access to these and selected new technologies for use in our products and pay a royalty for these rights. Our revenue associated with the sale of these products including HP components was approximately 70% of our fiscal 1999 revenues. As new technologies are developed, there can be no assurance that we will be able to negotiate additional licenses for newly developed technologies or that the new terms are equal to the terms currently in place.

     Certain companies that supply us with consumable products such as ink and media compete with us by selling directly to our users or selling to competitors who may offer the products to our users. Additionally, OEM private label ink products that may be used in their own products may compete with ColorSpan(R) products. Further, a number of competitors have introduced consumables which they allege to be compatible with our products and have priced the consumables below the ColorSpan-branded consumables.

     Although we believe that our Big Color(R) products possess certain advantages over the competitors' products such as greater color gamut and better built-in productivity features, the increased competition has negatively impacted sales volumes and margins and may continue to impact volumes and margins in the future. We have generally competed in these markets by introducing technologically advanced products that create new market demand and products which offer optimum performance characteristics. There can be no assurance that we will be able to continue to innovate to the extent necessary to maintain a competitive advantage in these markets or that other competitors will not achieve sufficient product performance to achieve customer satisfaction with their products offering better pricing or other competitive features.

     Industry Consolidation. As a growth industry, the Wide-Format digital printing market has generated many new entrants into the fragmented market with new products and new technologies. As the market matures, and the industry's growth rate slows, companies with greater product distributions, brand awareness, or technological or manufacturing efficiency advantages will emerge as the market leaders maintaining or increasing their market share. Companies with less marketable advantages will face significant pressure on revenue growth and gross margins. In order to remain competitive, the smaller companies within this sector may have to seek merger or consolidation opportunities with other companies.

     If we were to merge with another company within the printer industry, short-term financial results and the market price of our stock may be negatively impacted. Merger or consolidation of competitors may enhance the financial strength and competitive abilities of such competitor(s) which could adversely affect our sales and financial performance.

     Dependence on Component Availability and Costs. Certain components used in our current and planned products, including print head and other printer components, are currently available from sole sources, and certain other components are available from only a limited number of sources. Substantially all of our revenue is subject to these risks. In the past we have experienced delays as a result of the failure of certain suppliers to meet requested delivery schedules and standards of product performance and quality. In addition, past losses from operations have restricted cash availability and the ability to keep supplier debt current or within the established credit limits. Although we have not experienced material delays in delivery schedules due to our inability to pay suppliers, the requirement to bring certain component suppliers' debt obligations current, or other restrictions in credit terms of such component suppliers, could result in an inability to manufacture certain product lines and thereby adversely affect our financial performance. Our inability to obtain sufficient supply of components, or to develop alternative sources, could result in delays in product introductions, interruptions in product shipments, the need to redesign products to accommodate substitute components or the need to substitute alternative components which may not have the same performance capabilities, any of which could have a material adverse effect on our operating results. A portion of the total manufacturing cost of our typesetting and Big Color products is represented by certain components whose prices have fluctuated significantly in recent years. Significant increases or decreases in the price or reductions in the availability of certain components could have a material affect on our operating results.

     Returns Reserves. We have established reserves for the return of merchandise. The amount of the returns reserve is based on historical data regarding returns of products. For new products there may be insufficient information to accurately predict return rate and therefore the required reserve may not be sufficient. Additionally, there may be an unknown or unanticipated problem with a product or any component thereof, or a defect or shortage of repair components or the consumable media or inks that are needed to use the product which could cause the actual returns to exceed the reserves. Returns of a product which exceed reserves could have an adverse effect on our financial operations and results.

     Dependence on Consumables Revenues. We anticipate we will derive an increasing percentage of our DGBU revenues and operating income from the sale of ink, paper, film and other consumables to our customers. During the third quarter of fiscal 1999, consumables revenue was 61% of total revenue. To the extent sales of our consumables are reduced because our customers are unsuccessful in marketing their own printing services, product iterations by ourselves or competitors make our products obsolete or customers substitute third-party or private label consumables for ours, our results of operations could be adversely affected. Reduced life cycles of hardware products are expected to negatively impact consumable revenues. Further, although our consumables are manufactured specifically to operate with our printing products to produce optimum results, there can be no assurances that other manufacturers of printing inks and papers will not develop products that can be sold and compete with our printing products, or that other products will not produce results which are satisfactory to the customer at a lower cost. We allege that at least one manufacturer has improperly used our trade secrets to commence such competition. Although we have been involved in legal action against such manufacturer for misappropriation of trade secrets, there can be no assurances that other manufacturers will not independently or legitimately develop competing consumable products. In addition, product quality issues, limitations in the availability of sole source consumables or changes in credit or trade terms from sole sources could adversely affect the sales of consumables.

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     Intellectual Property and Proprietary Rights. We have been granted various
United States patents for inventions related to resolution of conventional laser printer engines, high-resolution imaging and image enhancement and wide-format printing technologies and techniques, our Big Ink(R) Delivery System, product patents, and consumable formulations. Additional patent applications are pending. There can be no assurance that patents will be issued from any of these pending applications. With regard to current patents or patents that may be issued, there can be no assurance that the claims allowed will be sufficiently broad to protect our technology or that issued patents will not be challenged, invalidated or violated, requiring expenditures of cash to pursue and enforce our rights in the patented technology. Applications to patent the basic TurboRes(R), ThermalRes(R) and Big Ink Delivery System approaches and related technologies have been filed in selected foreign countries. Patent applications filed in foreign countries are subject to laws, rules and procedures which differ from those of the United States, and there can be no assurance that foreign patents will be granted as a result of these applications. Furthermore, even if these patent applications result in the issuance of foreign patents, some foreign countries provide significantly less patent protection than the United States.

     We rely on a variety of trademarks in the promotion and identification of our products. We have a variety of trademarks which are registered, and others that are not registered, or cannot be registered. There is no assurance that there will not be some challenge to our rights to use one or more trademarks, or an allegation that the use or display of one or more trademark violates the trademark rights of another party, which could subject us to damages and losses related to the loss of our opportunity to use recognized marks in the promotion of our products.

     Additionally, patent, copyright and trademark protection has not been sought, or may not be available in all foreign countries. Although we have not received any notices from third parties alleging intellectual or proprietary property infringement, there can be no assurance that third parties will not assert infringement claims against us in the future or that any such assertion will not require us to expend funds defending such claims or require us to enter into royalty arrangements on such terms as may be available, which may adversely affect our financial performance. Any claim that our current or future products or manufacturing processes infringes on the proprietary rights of others, with or without merit, could result in costly litigation which could adversely affect our financial performance.

     We are actively pursuing development of new and unique print solutions and processes, media and inks. There are a significant number of patents which have been filed relating to printing cartridges, printing methods and processes, mechanical printer features, media and inks. Many of these patents are held by companies which are larger and have greater resources to pursue violation of intellectual property. Although our research and development process involves an analysis of protected proprietary rights in any technology that is being pursued, there is no assurance that we have completely reviewed and analyzed all applicable patents, or that competitors or others will not interpret any such products or processes we develop as violating protected intellectual rights and pursue legal action, which could be costly and may affect our financial performance. In addition, although we do not know of any violations of our intellectual property rights, there can be no assurance that we will not be forced to take action to protect our intellectual property portfolio. Such enforcement activity could require us to expend significant cash resources and could affect our financial performance.

     Although we have not received notices from third parties alleging infringement claims we believe would have a material adverse effect on our business, there can be no assurance that third parties will not claim that our current or future products or manufacturing processes infringe on their proprietary rights. Any such claim, with or without merit, could result in costly litigation or might require us to enter into a royalty or licensing agreement. A royalty or licensing agreement, if required, may not be available on terms acceptable to us, or at all, which could have a material adverse effect upon our business, financial condition and results of operations. If we do not obtain such licenses, we could encounter delays in product

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introductions while we attempt to design around such patents, or we could find that the development, manufacture or sale of products requiring such licenses could be enjoined. In addition, we could incur substantial costs in defending ourselves in suits brought against us on such patents or in bringing suits to protect our patents against infringement, which could adversely affect our financial condition or results. If the outcome of any such litigation is adverse, our business and financial results could be adversely affected.

     International Operations. Historically international revenues have represented a substantial portion of our total revenues in the Digital Graphics Business Unit. For the year ended June 30, 1999, international operations composed 36.4% of total sales, compared to 41.1% for the same period last year. Worsening economic conditions and exchange rate problems in the Japan, Asia/Pacific, Latin America and Europe regions contributed to this decrease. International operations are subject to various risks, including exposure to currency fluctuations, political and economic instability, differing economic conditions and trends, differing trade and business laws, unexpected changes in applicable laws, rules, regulatory requirements or tariffs, difficulty in staffing and managing foreign operations, longer customer payment cycles, greater difficulty in accounts receivable collection, potentially adverse tax consequences and varying degrees of intellectual property protection. Fluctuations in currency exchange rates could result in lower sales volume reported in U.S. Dollars. Fluctuations in foreign exchange rates are unpredictable and may be substantial. From time to time we have engaged in limited foreign currency hedging transactions. Our European subsidiary extends credit in the normal course of business in five relatively stable European currencies. In addition, the financing agreement in place allows our subsidiary to factor those receivables and receive Dutch guilders in which it pays its expenses. Significant fluctuation in the relatively stable Dutch guilder could have an adverse impact on the Company. Substantially all of our other transactions are in U.S. dollars. There can be no assurance that we will be successful in limiting our foreign currency exposure in the future.

     Reliance on Indirect Distribution. We market and sell our products domestically and internationally primarily through specialty distributors, dealers, VARs and OEMs. Our sales are principally made through distributors, which may carry competing product lines. Such distributors could reduce or discontinue sales of our products, which could have a material adverse effect on our business. There can be no assurance that these independent distributors will devote the resources necessary to provide effective sales and marketing support of our products. In addition, we are dependent upon the continued viability and financial stability of these distributors, many of which are small organizations with limited capital. These distributors, in turn, are substantially dependent on general economic conditions and other unique factors affecting the wide-format printer market. We believe that our future growth and success will continue to depend in large part upon our distribution channels. To expand its distribution channels, we entered into select OEM and private label arrangements that allow it to address specific market segments. We cannot assure that we will be successful in developing OEM and private label relationships, or that those relationships will result in incremental business.

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